Exhibit 3.133

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:18 AM 08/07/2013
FILED 09:49 AM 08/07/2013
SRV 130962357 - 5379546 FILE

CERTIFICATE OF FORMATION

OF

NRG CURTAILMENT SPECIALISTS LLC

1.                               Name: The name of the limited liability company is NRG Curtailment Specialists LLC.

2.                               Registered Office: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.                               Organizer: The name and address of the sole organizer of the limited liability company is Elizabeth McCormack, NRG Energy, Inc., 211 Carnegie Center, Princeton, NJ 08540.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NRG Curtailment Specialists LLC this 7th day of August, 2013.

/s/ Elizabeth McCormack
Elizabeth McCormack
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:41 PM 08/28/2013
FILED 02:37 PM 08/28/2013
SRV 131034410 - 5379546 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:

NRG Curtailment Specialists LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

1. Name: The name of the Limited Liability Company is NRG Curtailment Solutions LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 28th day of August, A.D. 2013.

By:	/s/ Elizabeth McCormack
Authorized Person(s)

Name:	Elizabeth McCormack
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